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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                             ----------------------


                                    FORM 8-K


                             ----------------------




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  September 6, 1994
                                                      ---------------------



                             DART GROUP CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    Delaware                               0-1946                         53-0242973
        -------------------------------                 ------------                 -------------------
         (State or other jurisdiction                   (Commission                     (IRS Employer
               of incorporation)                        File Number)                 Identification No.)




                 3300 75th Avenue, Landover, Maryland                               20785
               ----------------------------------------                          ----------
               (Address of principal executive offices)                          (Zip Code)
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       Registrant's telephone number, including area code (301) 731-1200
                                                          --------------


        ----------------------------------------------------------------
         (Former name or former address, if changed since last report.)


              The total number of sequentially numbered pages is 8.

              The exhibit index appears on page 4.





                                  Page 1 of 8
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Item 1.  Changes in Control of Registrant.

         The discussion under Item 5 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.  Other Events

         On September 6, 1994, Ronald S. Haft tendered Dart Group Corporation
(DARTA) (the "Corporation") a letter:

         (1) to exercise, effective immediately, options (the "Options") to purchase, at an exercise price of $89.65 per share, 197,048 shares (the "Option Shares") of the Corporation's Class B
                 Common Stock pursuant to Article 4(a) of the Employment
                 Agreement (the "Employment Agreement") dated August 1, 1993 between Ronald S. Haft and the Corporation; and

         (2) to exercise his right under the Employment Agreement, effective immediately, to obtain a loan from the Corporation in the amount of $17,665,353.20, for part of the exercise price of the Options.

         Together with that letter, Ronald S. Haft tendered to the Corporation:
a check payable to the Corporation in the amount of $197,048.00 as payment of the par value of the Option Shares; and an executed unsecured promissory note of Ronald S. Haft payable to the order of the Corporation in the amount of $17,665,353.20, the balance of the exercise price for the Option Shares under the Options.

         The Corporation has neither accepted nor rejected the validity of Ronald S. Haft's exercise of the Options or the adequacy of the promissory note tendered in connection therewith. Issuance of the Option Shares has not been recorded in the stock records of the Corporation, and the Corporation has not issued any stock certificate to Ronald S. Haft for the Option Shares.

         A pending shareholders' derivative lawsuit (Alan R. Kahn, et al. v.
Herbert H. Haft, et al., Del. Ch. No. 13154 (filed September 29, 1993), seeks a judgment that would, inter alia, declare the Options to be null and void and rescind their issuance. A special litigation committee of the Board of Directors of the Corporation has been reviewing the allegations in the complaint filed in the lawsuit.

         Ronald S. Haft has filed a lawsuit against the Corporation (Ronald S.
Haft v. Dart Group Corporation, Del. Ch. 13736 (filed September 12, 1994)) seeking a court order that the Corporation issue the Option Shares to him and grant him a loan of $17,665,353.20 to be used as part of the payment for the Option Shares. On September 14, 1994, a Standstill Agreement agreed to on behalf of the Corporation and Ronald S. Haft was ordered by the Court of Chancery in this matter. The Standstill Agreement, which is included as an exhibit to this report on Form 8-K and incorporated herein by reference, restricts certain actions by the Corporation and its stockholders until further order of the Court.

Item 7.  Financial Statements and Exhibits

         Exhibit 99(a):   Letter dated September 6, 1994 from Ronald S. Haft to
                          Herbert H. Haft relating to the exercise of options to purchase shares of Class B Common Stock of the Corporation.





                                  Page 2 of 8
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         Exhibit 99(b):   Standstill Agreement executed on behalf of the
                          Corporation and Ronald S. Haft and ordered on
                          September 14, 1994 by the Court in Ronald S. Haft v.
                          Dart Group Corporation, Del. Ch. 13736 (filed
                          September 12, 1994).


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DART GROUP CORPORATION


                                        By:
                                             -----------------------------------

Date:  September 16, 1994






                                  Page 3 of 8
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                                 EXHIBIT INDEX


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
       Exhibit                                                                     Sequential
         No.                                Description                            Page Number
       -------                              -----------                            -----------
        99(a)                         Letter dated September 6, 1994 from               5
                                      Ronald S. Haft to Herbert H. Haft
                                      relating to the exercise of options to
                                      purchase shares of Class B Common Stock
                                      of the Corporation

        99(b)                         Standstill Agreement executed on behalf           6
                                      of the Corporation and Ronald S. Haft
                                      and ordered on September 14, 1994 by the
                                      Court in Ronald S. Haft v. Dart Group
                                      Corporation, Del. Ch. 13736 (filed
                                      September 12, 1994).
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